                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement Form S-4, and related Prospectus of PerfectData
Corporation for the registration of 22,224,170 shares of its common stock and to the incorporation by reference therein of our report dated April 13, 2003, with respect to the consolidated financial statements of SuperCom Ltd included in its Annual Report for the year ended December 31, 2002.

                                                /s/ Kost, Forer and Gabbay
                                                --------------------------------
                                                Kost, Forer and Gabbay,
                                                A member of Ernst & Young Global

Tel-Aviv, Israel
October 23, 2003